Exhibit 10.17

FIRST AMENDMENT TO MASTER TRANSACTION AGREEMENT

THIS FIRST AMENDMENT TO MASTER TRANSACTION AGREEMENT (“First Amendment”) is entered into as of the 20th day of December, 2019,  by and among MMA CAPITAL HOLDINGS, INC., a Delaware corporation, formerly known as MMA Capital Management, LLC (“MMAC”), MMA FINANCIAL, INC., a Maryland corporation (“MMAF”), MMA ENERGY HOLDINGS, LLC, a Maryland limited liability company, formerly known as MMA Energy Capital, LLC (“MEH”), HUNT FS HOLDINGS II, LLC, a Delaware limited liability company (“FS Holdings II”) and HUNT COMPANIES, INC., a Delaware corporation (“Hunt” and together with MMAC, MMAF, MEH, and FS Holdings II, the “Parties”).

RECITALS

WHEREAS, the Parties are all of the parties to that certain Master Transaction Agreement dated as of January 8, 2018, providing for, amongst other things, the sale of certain assets and business lines by MMAF to FS Holdings II (the “MTA”);

WHEREAS, the Parties and various of their Affiliates are engaged in a series of related transactions and have agreed as part of those transactions (the “Related Transactions”) to terminate and release the obligations of FS Holdings II under Section 2.09 of the MTA including, to pay MMAF  any Contingent Purchase Price Amount.

NOW, THEREFORE, in consideration of the foregoing, the Related Transactions, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this First Amendment shall have the meanings given them in the MTA.

2. Specific Amendments to MTA.  Each of the defined terms “Contingent Purchase Price Amount,” “Contingent Purchase Price Hurdle,” “Contingent Purchase Price Period,” “Estimated Interim Contingent Purchase Price Amount,” “Final Contingent Purchase Price Amount,” “Gross Cash Flow” and “Interim Contingent Purchase Price Period” and Section 2.09 of the MTA is hereby deleted in its entirety.

3. Other Amendments to MTA.  For the avoidance of doubt, FS Holdings II shall have no obligation to pay MMAF or any of its Affiliates any Contingent Purchase Price Amount, including without limitation any Estimated Interim Contingent Purchase Price Amount or any Final Contingent Purchase Price Amount.

4. Effective Date.  The effective date of this First Amendment shall be the date on which MMAC receives from FS Holdings II or an Affiliate a prepayment of $13,400,000 on the Purchase Money Note as the same has been increased to an outstanding principal amount of $67,000,000 by that certain Allonge to Purchase Money Note dated as of October 4, 2018 and as amended by that certain First Amendment to Purchase Money Note dated January 19, 2018 (all of the foregoing collectively, the “Note”).  If MMAC does not receive such prepayment on the Note prior to the close of business on the date hereof, this First Amendment shall be null and void ab initio and of no force and effect.

5. Continued Force and Effect.  The MTA remains in full force and effect in accordance with its terms as modified by this First Amendment.  This First Amendment shall not be deemed to extend any provision of the MTA which has by its terms terminated nor to limit the survival of any term of the MTA which by its terms still survives.

6. Notices. Any notices required or permitted by this First Amendment shall be given in the manner provided in the MTA.

7. Miscellaneous.  This First Amendment shall be governed by the material laws of the State of New York.  This First Amendment may be executed and delivered by electronic means with the same force and effect as delivery of an original.

(Signatures appear on following page)

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this agreement as of the date and year first above written.

MMA CAPITAL HOLDINGS, INC.,

a Delaware corporation

By:	/s/ Gary A. Mentesana
	Name:	Gary A. Mentesana
	As its:	President and COO

MMA FINANCIAL, INC.,

a Maryland corporation

By:	/s/ Gary A. Mentesana
	Name:	Gary A. Mentesana
	As its:	E.V.P.

MMA ENERGY HOLDINGS, LLC,

a Delaware limited liability company

By:	/s/ Gary A. Mentesana
	Name:	Gary A. Mentesana
	As its:	E.V.P.

#683581v3[Signature Page to First Amendment to MTA]

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HUNT FS HOLDINGS II, LLC,

a Delaware limited liability company

By:	/s/ Kara E. Harchuck
	Name:	Kara E. Harchuck
	As its:	General Counsel/Secretary

HUNT COMPANIES, INC.,

a Delaware limited liability company

By:	/s/ Kara E. Harchuck
	Name:	Kara E. Harchuck
	As its:	EVP/General Counsel

#683581v3[Signature Page to First Amendment to MTA]

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